UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

Loral Space & Communications Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-14180	87-0748324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Fifth Avenue, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 697-1105

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock	LORL	Nasdaq Global Select Market
Preferred Stock Purchase Rights		Nasdaq Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 23, 2021, we reconvened a special meeting of stockholders (the “Special Meeting”) of Loral Space & Communications Inc. (“Loral”) to consider and vote on the proposals described in our proxy statement dated June 30, 2021 (the “Proxy Statement”). As detailed below, each such proposal was approved by Loral’s stockholders at the Special Meeting.

The Special Meeting was first convened on August 9, 2021 and adjourned until, and held on, August 23, 2021. As of the June 10, 2021 record date, 21,427,078 shares of Loral Voting Common Stock were outstanding, of which 12,860,971 were held by holders (the “Disinterested Stockholders”) who are unaffiliated with MHR Fund Management LLC, Telesat Corporation, PSP Investments, Merger Sub, Telesat, CanHoldco, Red Isle, Telesat Partnership or certain of their respective affiliates as provided in the Transaction Agreement (as each term is defined in the Proxy Statement). At the Special Meeting, the following proposals were acted upon and approved:

(1)A proposal to consider and vote on the adoption of the Transaction Agreement (described in the Proxy Statement). The votes were as follows:

Statutory Vote (as defined in the Proxy Statement)

For	15,944,996
Against	16,652
Abstain	48,141
Broker Non-Votes	0

Disinterested Stockholder Vote (as defined in the Proxy Statement)

For	7,378,889
Against	16,652
Abstain	48,141
Broker Non-Votes	0

(2)A proposal to adjourn the stockholder meeting, if necessary or appropriate, to solicit additional proxies to adopt the Transaction Agreement in accordance with the terms of the Transaction Agreement. The votes were as follows:

For	15,216,591
Against	441,695
Abstain	351,503
Broker Non-Votes	0

(3)A proposal to approve, by non-binding, advisory vote, the compensation that may be paid or become payable to the Loral named executive officers in connection with the transactions contemplated by the Transaction Agreement. The votes were as follows:

For	15,019,162
Against	477,811
Abstain	512,816
Broker Non-Votes	0

Item 8.01 Other Events.

Under the terms of that certain rights agreement, dated as of November 23, 2020 (the “Rights Agreement”), between Loral and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent, the Rights Agreement and all preferred share purchase rights issued thereunder (the “Rights”) expire upon the first to occur of: (a) approval of the Transaction by a majority of shares held by Disinterested Stockholders as contemplated by the Transaction Agreement, (b) termination of the Transaction Agreement in accordance with its terms and (c) November 22, 2021.

As described in Item 5.07 above, the Disinterested Stockholder Vote to approve the Transaction has been obtained. Accordingly, the Rights Agreement and the Rights issued thereunder expired in accordance with their terms effective August 23, 2021.

In connection with the expiration of the Rights, Loral will be taking routine actions to terminate, delist and deregister the Rights under applicable law, including the Securities Exchange Act of 1934, as amended. Such actions are administrative in nature and will have no impact on Loral’s common stock, which continues to be listed on NASDAQ.

For a full description of the Rights Agreement and the Rights, see Loral’s Current Report on Form 8-K and registration statement on Form 8-A, in each case filed with the Securities and Exchange Commission on November 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Loral Space & Communications Inc.

Date: August 23, 2021	By:	/s/ Avi Katz
Avi Katz
President, General Counsel and Secretary

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